Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
(212) 930-9400

News Release

COMPANY CONTACTS	[NYSE: SFI]

Catherine D. Rice	Andrew G. Backman
Chief Financial Officer	Vice President — Investor Relations

iStar Financial Announces Third Quarter 2006 Results

•                     Third quarter new financing commitments reach record $1.95 billion in 37 separate transactions, up 138% year-over-year.

•                     Total revenues reach record $256.6 million for the third quarter 2006.

•                     Adjusted earnings per diluted common share were $0.90 for the third quarter 2006.

•                     Company increases full year 2006 adjusted earnings per diluted common share guidance to $3.50 - $3.60.

•                     Company announces full year 2007 adjusted earnings per diluted common share guidance of $3.80 - $4.00.

NEW YORK — October 26, 2006 — iStar Financial Inc. (NYSE: SFI), the leading publicly traded finance company focused on the commercial real estate industry, today reported results for the third quarter ended September 30, 2006.

iStar reported adjusted earnings for the quarter of $0.90 per diluted common share. This compares with $0.98 per diluted common share for the third quarter 2005, which included significant prepayment fees associated with two loans in the Company’s portfolio. Adjusted earnings allocable to common shareholders for the third quarter 2006 were $103.1 million on a diluted basis, compared to $112.2 million for the third quarter 2005. Included in the third quarter 2006 results was a previously disclosed $4.5 million, or $0.04 per diluted common share, non-cash cumulative charge related to adjustments in the historical discount assumptions underlying certain of iStar’s stock based compensation plans.  Adjusted earnings represents net income computed in accordance with GAAP, adjusted for preferred dividends, depreciation, depletion, amortization and gain (loss) from discontinued operations.

Net income allocable to common shareholders for the third quarter was $91.8 million, or $0.80 per diluted common share, compared to $46.8 million, or $0.41 per diluted common share, for the third quarter 2005. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings to GAAP net income.

Net investment income for the quarter was $115.7 million, compared to $46.7 million for the third quarter of 2005. The year-over-year increase in net investment income was primarily due to growth of the Company’s loan portfolio, as well as $44.3 million of expenses associated with the prepayment of the Company’s STARs asset-backed notes in the third quarter of 2005.  Net investment income represents interest income, operating lease income and equity in earnings from joint ventures, less interest expense, operating costs for corporate tenant lease assets and loss on early extinguishment of debt.

The Company announced that during the third quarter, it closed a record 37 new financing commitments, for a total of $1.95 billion, up 138% year-over-year. Of that amount, $1.41 billion was funded during the third quarter. In addition, the Company funded $154.2 million under pre-existing commitments and received $621.9 million in principal repayments. Additionally, the company completed the sale of a non-core, back-office technology facility for $32.5 million net of costs, resulting in a net book gain of approximately $17.3 million. Cumulative repeat customer business totaled $11.1 billion at September 30, 2006.

For the quarter ended September 30, 2006, the Company generated return on average common book equity of 20.7%. The Company’s debt to book equity plus accumulated depreciation/depletion and loan loss reserves, all as determined in accordance with GAAP, was 2.6x at quarter end.

The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 3.35% for the quarter.

Capital Markets Summary

During the third quarter, the Company issued $700 million of fixed rate 5.95% senior unsecured notes due 2013 and $500 million of floating rate senior unsecured notes due 2009.   The floating rate notes bear interest at a rate per annum equal to 3-month LIBOR plus 0.34%.  In addition, the Company recently completed an exchange offer and consent solicitation for the exchange of the Company’s outstanding 8.75% Notes due 2008 for its newly issued 5.95% Senior Notes due 2013.

As of September 30, 2006, the Company had $696.4 million outstanding under $2.7 billion in credit facilities. Consistent with its match funding policy under which a one percentage point change in interest rates cannot impact adjusted earnings by more than 2.5%, as of September 30, 2006, a 100-basis-point increase in rates would have increased the Company’s adjusted earnings by 0.75%.

-more-

Earnings Guidance

Consistent with the Securities and Exchange Commission’s Regulation FD and Regulation G, iStar Financial comments on earnings expectations within the context of its regular earnings press releases.

For fiscal year 2006, the Company is increasing earnings guidance, and now expects to report diluted adjusted earnings per share of $3.50 - $3.60, and diluted GAAP earnings per share of $2.70 - $2.80, based on expected net asset growth of approximately $2.0 billion.

For fiscal year 2007, the Company expects diluted adjusted earnings per share of $3.80 - $4.00 and diluted earnings per share of $2.70 - $2.90, based on expected net asset growth of approximately $3.0 billion. The Company continues to expect to fund its net asset growth with a combination of unsecured debt and equity.

Risk Management

At September 30, 2006, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 83.8% of the Company’s asset base versus 88.2% in the prior quarter. The Company’s loan portfolio consisted of 59.6% floating rate and 40.4% fixed rate loans, with a weighted average maturity of 4.3 years. The weighted average first and last dollar loan-to-value ratio for all structured finance assets was 15.6% and 64.7%, respectively. At quarter end, the Company’s corporate tenant lease assets were 94.5% leased with a weighted average remaining lease term of 10.8 years.

At September 30, 2006, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 2.75 and 2.39, respectively.

During the quarter, the Company wrote-off $5.5 million of the book value of a $5.7 million mezzanine loan on a class A office building in the mid-west. The write-off was primarily due to a projected decrease in property cash flow resulting from an unexpected lease termination at the property. The write-off was applied to the Company’s loan loss reserves and had no impact to third quarter 2006 earnings.

At September 30, 2006, the Company’s non-performing loan assets (NPLs) represented 0.18% of total assets. NPLs represent loans on non-accrual status. At September 30, 2006, the Company had two loans on non-accrual status. In addition, one asset was removed and two assets were added to the watch list this quarter, with watch list assets representing 1.09% of total assets at September 30, 2006. The Company is currently comfortable that it has adequate collateral to support the book value for each of the watch list assets.

Dividend

On October 2, 2006, iStar Financial declared a regular quarterly dividend of $0.77. The third quarter dividend will be payable on October 30, 2006 to shareholders of record on October 16, 2006.

[Financial Tables to Follow]

*                                         *

iStar Financial Inc. is the leading publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom tailored financing to high end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), seeks to deliver strong dividends and superior risk-adjusted returns on equity to shareholders by providing innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. EDT today, October 26, 2006. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations between structured finance and corporate tenant lease assets, repayment levels, the timing of receipt of prepayment penalties, the availability and cost of capital for future investments, competition within the finance and real estate industries, economic conditions, loss experience and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

Selected Income Statement Data
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net investment income	$115,678	$46,681	$336,404	$234,068
Other income	20,369	43,789	54,547	69,861
Non-interest expense	(49,054)	(33,851)	(130,028)	(102,012)
Minority interest in consolidated entities	(291)	(401)	(1,360)	(681)
Income from continuing operations	$86,702	$56,218	$259,563	$201,236

Income from discontinued operations	684	1,765	1,774	5,400
Gain from discontinued operations	17,264	552	21,800	958
Preferred dividend requirements	(10,580)	(10,580)	(31,740)	(31,740)
Net income allocable to common shareholders and HPU holders (1)	$94,070	$47,955	$251,397	$175,854

(1)             HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program.

Selected Balance Sheet Data
(In thousands)

	As of	As of
	September 30, 2006	December 31, 2005
	(unaudited)

Loans and other lending investments, net	$6,123,911	$4,661,915
Corporate tenant lease assets, net	3,113,402	3,115,361
Other investments	395,054	240,470
Total assets	10,313,457	8,532,296
Debt obligations	7,517,251	5,859,592
Total liabilities	7,723,786	6,052,114
Total shareholders’ equity	2,535,014	2,446,671

iStar Financial Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
REVENUES
Interest income	$153,053	$100,833	$414,177	$299,118
Operating lease income	83,170	75,920	248,810	226,852
Other income	20,369	43,789	54,547	69,861
Total revenue	256,592	220,542	717,534	595,831

COSTS AND EXPENSES

Interest expense	115,262	80,731	310,147	231,336
Operating costs - corporate tenant lease assets	6,726	5,718	18,932	16,778
Depreciation and amortization	19,562	17,891	57,980	52,993
General and administrative (1)	27,492	15,960	67,048	46,769
Provision for loan losses	2,000	—	5,000	2,250
Loss on early extinguishment of debt	—	44,362	—	44,362
Total costs and expenses	171,042	164,662	459,107	394,488

Income from continuing operations before other items	85,550	55,880	258,427	201,343
Equity in earnings from joint ventures	1,443	739	2,496	574
Minority interest in consolidated entities	(291)	(401)	(1,360)	(681)
Income from continuing operations	86,702	56,218	259,563	201,236

Income from discontinued operations	684	1,765	1,774	5,400
Gain from discontinued operations	17,264	552	21,800	958
Net income	104,650	58,535	283,137	207,594

Preferred dividends	(10,580)	(10,580)	(31,740)	(31,740)

Net income allocable to common shareholders and HPU holders	$94,070	$47,955	$251,397	$175,854

Net income per common share
Basic	$0.81	$0.41	$2.16	$1.53
Diluted (2)	$0.80	$0.41	$2.14	$1.51

Net income per HPU share
Basic (3)	$153.27	$78.47	$409.67	$289.00
Diluted (2) (4)	$153.67	$77.67	$411.47	$286.07

(1)             For the three months ended September 30, 2006 and 2005, includes $6,407 and $718 of stock-based compensation expense.  For the nine months ended September 30, 2006 and 2005, includes $9,357 and $2,000 of stock-based compensation expense.

(2)             For the three months ended September 30, 2006, includes the allocable share of $30 of joint venture income.  For the nine months ended September 30, 2006, includes the allocable share of $86 of joint venture income.

(3)             For the three months ended September 30, 2006 and 2005, $2,299 and $1,177 of net income is allocable to HPU holders, respectively. For the nine months ended September 30, 2006 and 2005, $6,145 and $4,335 of net income is allocable to HPU holders, respectively.

(4)             For the three months ended September 30, 2006 and 2005, $2,275 and $1,165 of net income is allocable to HPU holders, respectively. For the nine months ended September 30, 2006 and 2005, $6,086 and $4,291 of net income is allocable to HPU holders, respectively.

iStar Financial Inc.
Earnings Per Share Information
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
EPS INFORMATION FOR COMMON SHARES

Income from continuing operations per common share (1)
Basic	$0.66	$0.39	$1.96	$1.47
Diluted (2)	$0.65	$0.39	$1.94	$1.46

Net income per common share
Basic	$0.81	$0.41	$2.16	$1.53
Diluted (2)	$0.80	$0.41	$2.14	$1.51

Weighted average common shares outstanding
Basic	113,318	112,835	113,281	112,313
Diluted (2)	114,545	114,021	114,439	113,502

EPS INFORMATION FOR HPU SHARES

Income from continuing operations per HPU share (1)
Basic	$124.00	$74.67	$371.27	$278.53
Diluted (2)	$124.73	$73.93	$373.40	$275.73

Net income per HPU share (3)
Basic	$153.27	$78.47	$409.67	$289.00
Diluted (2)	$153.67	$77.67	$411.47	$286.07

Weighted average HPU shares outstanding
Basic	15	15	15	15
Diluted (2)	15	15	15	15

(1)             For the three months ended September 30, 2006 and 2005, excludes preferred dividends of $10,580.  For the nine months ended September 30, 2006 and 2005, excludes preferred dividends of $31,740.

(2)             For the three months ended September 30, 2006, includes the allocable share of $30 of joint venture income.  For the nine months ended September 30, 2006, includes the allocable share of $86 of joint venture income.

(3)             As more fully explained in the Company’s quarterly SEC filings, three plans of the Company’s HPU program vested in December 2002, December 2003 and December 2004, respectively. Each of the respective plans contain 5 HPU shares. Cumulatively, these 15 shares were entitled to $2,299 and $1,177 of net income for the three months ended September 30, 2006 and 2005, respectively, and $6,145 and $4,335 of net income for the nine months ended September 30, 2006 and 2005, respectively. On a diluted basis, these cumulative 15 shares were entitled to $2,275 and $1,165 of net income for the three months ended September 30, 2006 and 2005, respectively, and $6,086 and $4,291 of net income for the nine months ended September 30, 2006 and 2005, respectively.

iStar Financial Inc.
Reconciliation of Adjusted Earnings to GAAP Net Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
ADJUSTED EARNINGS (1)

Net income	$104,650	$58,535	$283,137	$207,594
Add: Depreciation, depletion and amortization	20,758	19,485	61,791	56,016
Add: Joint venture income	32	31	92	105
Add: Joint venture depreciation and amortization	2,645	2,704	8,093	5,546
Add: Amortization of deferred financing costs	5,403	45,336	17,671	60,837
Less: Preferred dividends	(10,580)	(10,580)	(31,740)	(31,740)
Less: Gain from discontinued operations	(17,264)	(552)	(21,800)	(958)

Adjusted earnings allocable to common shareholders and HPU holders:
Basic	$105,612	$114,928	$317,152	$297,295
Diluted	$105,644	$114,959	$317,244	$297,400

Adjusted earnings per common share:
Basic (2)	$0.91	$0.99	$2.73	$2.58
Diluted (3)	$0.90	$0.98	$2.71	$2.56

Weighted average common shares outstanding:
Basic	113,318	112,835	113,281	112,313
Diluted	114,545	114,073	114,439	113,560

Common shares outstanding at end of period:
Basic	113,820	113,096	113,820	113,096
Diluted	115,053	114,333	115,053	114,333

(1)             Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders.  Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled  measures by other companies.

(2)             For the three months ended September 30, 2006 and 2005, excludes $2,581 and $2,820 of net income allocable to HPU holders, respectively.  For the nine months ended September 30, 2006 and 2005, excludes $7,752 and $7,324 of net income allocable to HPU holders, respectively.

(3)             For the three months ended September 30, 2006 and 2005, excludes $2,554 and $2,791 of net income allocable to HPU holders, respectively.  For the nine months ended September 30, 2006 and 2005, excludes $7,678 and $7,248 of net income allocable to HPU holders, respectively.

iStar Financial Inc.
Consolidated Balance Sheets
(In thousands)

	As of	As of
	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS

Loans and other lending investments, net	$6,123,911	$4,661,915
Corporate tenant lease assets, net	3,113,402	3,115,361
Other investments	395,054	240,470
Investments in joint ventures	194,985	202,128
Assets held for sale	12,016	—
Cash and cash equivalents	177,042	115,370
Restricted cash	74,474	28,804
Accrued interest and operating lease income receivable	67,794	32,166
Deferred operating lease income receivable	73,432	76,874
Deferred expenses and other assets	72,144	50,005
Goodwill	9,203	9,203
Total assets	$10,313,457	$8,532,296

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable, accrued expenses and other liabilities	$206,535	$192,522

Debt obligations:
Unsecured senior notes	6,255,420	4,108,477
Unsecured revolving credit facilities	696,414	1,242,000
Secured term loans	467,422	411,144
Other debt obligations	97,995	97,971
Total liabilities	7,723,786	6,052,114
Minority interest in consolidated entities	54,657	33,511
Shareholders’ equity	2,535,014	2,446,671
Total liabilities and shareholders’ equity	$10,313,457	$8,532,296

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

PERFORMANCE  STATISTICS

Three Months Ended
September 30, 2006
Net Finance Margin
Weighted average GAAP yield of loan and CTL investments	10.21%
Less: Cost of debt	(6.86)%
Net Finance Margin (1)	3.35%

Return on Average Common Book Equity

Adjusted basic earnings allocable to common shareholders and HPU holders (2)	$105,612
Adjusted basic earnings allocable to common shareholders and HPU holders - Annualized (A)	$422,448

Average total book equity	$2,544,275
Less: Average book value of preferred equity	(506,176)
Average common book equity (B)	$2,038,099

Return on Average Common Book Equity (A) / (B)	20.7%

Efficiency Ratio
General and administrative expenses (C)	$27,492
Total revenue (D)	$256,592
Efficiency Ratio (C) / (D)	10.7%

(1)             Weighted average GAAP yield is the annualized sum of interest income and operating lease income (excluding other income), divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments, average SFAS No. 141 purchase intangibles and average assets held for sale over the period.  Cost of debt is the annualized sum of interest expense and operating costs—corporate tenant lease assets, divided by the average gross debt obligations over the period.  Operating lease income and operating costs—corporate tenant lease assets exclude SFAS No. 144 adjustments from discountinued operations of $777 and $26, respectively.  The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows.  It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2)             Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders.  Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing.  It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled  measures by other companies.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

CREDIT STATISTICS

	Three Months Ended
	September 30, 2006
Book debt (A)	$7,517,251

Book equity	$2,535,014
Add: Accumulated depreciation/depletion and loan loss reserves	400,128
Sum of book equity, accumulated depreciation/depletion and loan loss reserves (B)	$2,935,142

Book Debt / Sum of Book Equity, Accumulated Depreciation/Depletion and Loan Loss Reserves (A) / (B)	2.6	x

Ratio of Earnings to Fixed Charges	1.8	x

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	1.6	x

Interest Coverage
EBITDA (1) (C)	$243,315
GAAP interest expense (D)	$115,262

EBITDA / GAAP Interest Expense (C) / (D)	2.1	x

Fixed Charge Coverage
EBITDA (1) (C)	$243,315
GAAP interest expense	115,262
Add: Preferred dividends	10,580
Total GAAP interest expense and preferred dividends (E)	$125,842

EBITDA / GAAP Interest Expense and Preferred Dividends (C) / (E)	1.9	x

RECONCILIATION OF NET INCOME TO EBITDA

Net income	$104,650
Add: GAAP interest expense	115,262
Add: Depreciation, depletion and amortization	20,758
Add: Joint venture depreciation, depletion and amortization	2,645

EBITDA (1)	$243,315

(1)             EBITDA should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled  measures by other companies.

FINANCING  VOLUME  SUMMARY  STATISTICS
Three Months Ended September 30, 2006

	LOAN ORIGINATIONS
			Total/
		Floating	Weighted	CORPORATE	OTHER
	Fixed Rate	Rate	Average	LEASING	INVESTMENTS
Amount funded	$229,455	$1,032,208	$1,261,663	$42,668	$106,871
Weighted average GAAP yield	11.23%	8.92%	9.34%	10.56%	N/A
Weighted average all-in spread/margin (basis points) (1)	638	357	—	561	N/A
Weighted average first $ loan-to-value ratio	47.2%	18.8%	24.0%	N/A	N/A
Weighted average last $ loan-to-value ratio	72.6%	57.3%	60.1%	N/A	N/A

UNFUNDED COMMITMENTS
Number of assets with unfunded commitments					95
Discretionary commitments					$ 24,390
Non-discretionary commitments					2,359,499
Total unfunded commitments					$ 2,383,889
Estimated weighted average funding period				Approximately 3.4 years

UNENCUMBERED ASSETS					$ 9,734,850

RISK MANAGEMENT STATISTICS

	2006			2005
(weighted average risk rating)	September 30,	June 30,	March 31,	December 31,	September 30,
Structured Finance Assets	2.75	2.67	2.71	2.63	2.60
Corporate Tenant Lease Assets	2.39	2.38	2.42	2.38	2.36

(1=lowest risk; 5=highest risk)

(1)             Based on average quarterly one-month LIBOR (floating-rate loans) and U.S. Treasury rates (fixed-rate loans and corporate leasing transactions) during the quarter.

iStar Financial Inc.
Supplemental Information
(In thousands, except per share amounts)
(unaudited)

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	September 30, 2006		December 31, 2005
Carrying value of non-performing loans /
As a percentage of total assets	$18,356	0.18%	$35,291	0.41%

Reserve for loan losses /
As a percentage of total assets	$46,378	0.45%	$46,876	0.55%
As a percentage of non-performing loans		253%		133%

RECONCILIATION OF DILUTED ADJUSTED EPS
GUIDANCE TO DILUTED GAAP EPS GUIDANCE(1)

	Year Ended	Year Ended
	December 31, 2006	December 31, 2007

Earnings per diluted common share guidance	$2.70 - $2.80	$2.70 - $2.90
Add: Depreciation, depletion and amortization per diluted common share	$0.70 - $0.90	$0.90 - $1.30
Adjusted earnings per diluted common share guidance	$3.50 - $3.60	$3.80 - $4.00

(1)             Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled  measures by other companies.

iStar Financial Inc.
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF SEPTEMBER 30, 2006 (1)

	$	%
Security Type
Corporate Tenant Leases	$3,517	35.1%
First Mortgages / Senior Loans	4,889	48.7
Mezzanine / Subordinated Debt	1,281	12.8
Other Investments	337	3.4
Total	$10,024	100.0%

Collateral Type
Office (CTL)	$1,632	16.3%
Industrial / R&D	1,310	13.1
Retail	1,343	13.4
Apartment / Residential	1,206	12.0
Other (2)	1,351	13.5
Entertainment / Leisure	980	9.8
Mixed Use / Mixed Collateral	836	8.3
Hotel	855	8.5
Office (Lending)	511	5.1
Total	$10,024	100.0%

Collateral Location
West	$2,022	20.2%
Northeast	1,518	15.1
Southeast	1,530	15.3
Various	1,206	12.0
Mid-Atlantic	801	8.0
Central	656	6.5
South	619	6.2
Southwest	588	5.9
International	553	5.5
Northcentral	330	3.3
Northwest	201	2.0
Total	$10,024	100.0%

(1)             Figures presented prior to loan loss reserves, accumulated depreciation and impact of statement of Financial Accounting Standards No. 141 “Business Combinations.”

(2)             Includes Other Investments.